CONSENT OF INDEPENDENT AUDITORS

         As independent public accountants, we hereby consent to the use of our reports dated April 22, 2002 for Columbia Partners Equity Fund and Martin Capital U.S. Opportunity Fund (the "Funds") and to all references to our firm included in or made a part of this Post-Effective Amendment No. 71 to AmeriPrime Fund's Registration Statement on Form N-1A (file No. 33-96826), including the references to our firm under the heading "Financial Highlights" in each Prospectus and "Accountants" in each Statement of Additional Information of the Funds.



         /S/
McCurdy & Associates CPA's, Inc.
Westlake, Ohio

August 1, 2002



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